Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-32526, No. 33-18771, No. 33-61439, No. 33-62710, No. 333-43056, and No. 333-120971) pertaining to the 1986 Long-Term Incentive Plan, 1995 Executive Compensation Plan, 2000 Executive Compensation Plan, and the Belo 2004 Executive Compensation Plan, Form S-3 No. 333-25579 pertaining to the registration of $1,500,000,000 of debt securities and warrants to purchase debt securities of Belo Corp., Form S-3 No. 333-134420 pertaining to the registration of $1,000,000,000 of debt securities of Belo Corp. and Form S-3 No. 333-162058 pertaining to the registration of $600,000,000 of debt securities of Belo Corp., of our reports dated March 9, 2012, with respect to the consolidated financial statements of Belo Corp. and the effectiveness of internal control over financial reporting of Belo Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Dallas, Texas

March 9, 2012